November 2, 1998

FOR IMMEDIATE RELEASE

Company Contact
Harry Dermer, President
Lexington Healthcare Group, Inc. (NASDAQ: LEXI)
860-674-2700
860-674-5900 Fax

LEXINGTON HEALTHCARE GROUP ANNOUNCES MANAGEMENT
CONTRACT FOR FOUR CONNECTICUT NURSING FACILITIES
480 SKILLED NURSING BEDS

Farmington, CT November 2, 1998 - Lexington Healthcare Group, Inc. (NASDAQ-LEXI), announced today that it has signed a contract with Sun Healthcare Group, Inc. to manage four skilled nursing facilities located in Connecticut. The four homes are located in Bloomfield, Danbury, and Torrington and have approximately 480 skilled nursing beds. The management agreement has been in effect since Sunday November 1, 1998.

Lexington Healthcare Group is a provider of management, healthcare and ancillary services to the long term and home care industries. It operates and manages ten nursing facilities with a total of 1,330 beds in Connecticut, and manages one nursing home with a total of 136 beds in Massachusetts. It also provides medical supplies, durable medical equipment, pharmacy and respiratory services.

This Press Release contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors.